REORGANIZATION AND STOCK PURCHASE AGREEMENT

                                 by and between

                                   Xelex Corp.
                             a Florida corporation,

                                 on the one hand

                                       and

                            Kenwick Industries, Inc.
                              a Florida corporation

                                       and

                                Automax USA, Inc.
                              a Florida corporation

                                       and

                           Automax International, Inc.
                              a Florida corporation

                                       and

                            Automax USA Finance, Inc.
                              a Florida corporation

                                       and

                            Automax of America, Inc.
                              a Florida corporation

                                on the other hand

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

     REORGANIZATION AND STOCK PURCHASE AGREEMENT ("Agreement"), dated February 2, 2001, by and among XELEX CORP., a Florida corporation ("Xelex"), on the one hand, KENWICK INDUSTRIES, INC., a Florida corporation ("Kenwick"), AUTOMAX USA, INC., a Florida corporation ("Automax USA"), AUTOMAX INTERNATIONAL, INC., a Florida corporation ("Automax International"), AUTOMAX USA FINANCE, INC., a
Florida  corporation  ("Automax  Finance"),  and  AUTOMAX  OF  AMERICA,  INC., a
Florida corporation ("Automax America"), on the other hand. Each of Automax USA, Automax International, Automax Finance, and Automax America shall be collectively referred to as "Automax," and each of Xelex, Kenwick, and Automax shall be referred to herein as a "Party" and collectively as the "Parties."

                          W  I  T  N  E  S  S  E  T  H

     WHEREAS, Kenwick owns 100% of the issued and outstanding common stock of Automax as set forth on Exhibit A attached hereto (the "Automax Shares");

     WHEREAS, Kenwick desires to sell and Xelex desires to purchase all of the Automax Shares in accordance with the terms set forth herein;

     WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                              ARTICLE  1
               SALE  AND  PURCHASE  OF  THE  AUTOMAX  SHARES

     1.1     Sale  of  the Automax Shares.  At the Closing, subject to the terms
             ----------------------------
and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Kenwick shall sell to Xelex and Xelex shall purchase from Kenwick, the Automax Shares. Xelex shall pay to Kenwick, or its assigns, as consideration for the receipt of the Automax Shares, Fourteen Million (14,000,000) post-split shares of Xelex common stock (the "Xelex Shares"). The Xelex Shares shall constitute over ninety nine percent (99%) of the issued and outstanding common stock of Xelex as of the Closing (after giving effect to the cancellation of an aggregate of 40,000,000 shares of Xelex common stock and the 1-for-100 reverse stock split discussed in Section
3.2 below, but before the issuance of 2,300,000 shares as a consulting fee as set forth in Section 6.8 below).

1.2     Position  and  Title.  Effective  as of the Closing, the entire Board of
        --------------------
Directors and all of the officers of Xelex and its subsidiary, 1250332 Ontario Corporation ("Ontario") shall resign, and Kenwick shall appoint the individuals identified on EXHIBIT B attached hereto as the officers and directors of Xelex and Ontario.

     ARTICLE  2
     REPRESENTATIONS  AND  WARRANTIES

     2.1     Representations  and  Warranties of Kenwick and Automax.  To induce
             -------------------------------------------------------
Xelex to enter into this Agreement and to consummate the transactions contemplated hereby, Kenwick and Automax represent and warrant, as of the date hereof and as of the Closing, as follows:

     2.1.1 Kenwick and Automax have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Kenwick and Automax. Kenwick hereby expressly represents and warrants that the approval of the shareholders of Kenwick is not required in order for Kenwick to consummate the transactions contemplated herein or that it shall obtain such approval as is required prior to the Closing.

     2.1.2     Corporate  Existence  and  Authority  of  Kenwick.  Kenwick  is a
               -------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.3     Corporate Existence and Authority of Automax USA.  Automax USA is
               ------------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.4     Capitalization  of Automax USA.  The authorized equity securities
               ------------------------------
of Automax USA consists of 1,000 shares of common stock, par value $0 .01, of which 1,000 shares are issued and outstanding as set forth on EXHIBIT A attached hereto. Except as set forth on SCHEDULE 2.1.4, (i) no other shares of capital stock of Automax USA are issued and outstanding; (ii) all of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable; (iii) there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Automax USA which provide for the purchase, issuance or transfer of any shares of the capital stock of Automax USA nor are there any outstanding securities granted or issued by Automax USA that are convertible into any shares of the equity securities of Automax USA, and none is authorized; (iv) Automax USA is not obligated or committed to purchase, redeem or otherwise acquire any of its equity; (v) all presently exercisable voting rights in Automax USA are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders; and (vi) other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Automax USA's equity securities.

     2.1.5     Corporate  Existence  and  Authority  of  Automax  International.
               ----------------------------------------------------------------
Automax International is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.6     Capitalization  of  Automax International.  The authorized equity
               -----------------------------------------
securities of Automax International consists of 1,000 shares of common stock, par value $0.01, of which 1,000 shares are issued and outstanding as set forth on EXHIBIT A attached hereto. Except as set forth on SCHEDULE 2.1.6, (i) no other shares of capital stock of Automax International are issued and outstanding; (ii) all of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable; (iii) there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Automax International which provide for the purchase, issuance or transfer of any shares of the capital stock of Automax International nor are there any outstanding securities granted or issued by Automax International that are convertible into any shares of the equity securities of Automax International, and none is authorized; (iv) Automax International is not obligated or committed to purchase, redeem or otherwise acquire any of its equity; (v) all presently exercisable voting rights in Automax International are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders; and (vi) other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Automax International's equity securities.

     2.1.7     Corporate  Existence  and  Authority of Automax Finance.  Automax
               -------------------------------------------------------
Finance is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.8     Capitalization  of  Automax  Finance.  The  authorized  equity
               ------------------------------------
securities of Automax Finance consists 1,000 shares of common stock, par value $0.01, of which 1,000 shares are issued and outstanding as set forth on EXHIBIT A attached hereto. Except as set forth on SCHEDULE 2.1.8, (i) no other shares of capital stock of Automax Finance are issued and outstanding; (ii) all of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable; (iii) there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Automax Finance which provide for the purchase, issuance or transfer of any shares of the capital stock of Automax Finance nor are there any outstanding securities granted or issued by Automax Finance that are convertible into any shares of the equity securities of Automax Finance, and none is authorized; (iv) Automax Finance is not obligated or committed to purchase, redeem or otherwise acquire any of its equity; (v) all presently exercisable voting rights in Automax Finance are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders; and (vi) other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Automax Finance's equity securities.

     2.1.9     Corporate  Existence  and  Authority of Automax America.  Automax
               -------------------------------------------------------
America is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.10     Capitalization  of  Automax  America.  The  authorized  equity
                ------------------------------------
securities of Automax America consists 1,000 shares of common stock, par value $0.01, of which 1,000 shares are issued and outstanding as set forth on EXHIBIT A attached hereto. Except as set forth on SCHEDULE 2.1.10, (i) no other shares of capital stock of Automax America are issued and outstanding; (ii) all of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable; (iii) there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Automax America which provide for the purchase, issuance or transfer of any shares of the capital stock of Automax America nor are there any outstanding securities granted or issued by Automax America that are convertible into any shares of the equity securities of Automax America, and none is authorized; (iv) Automax America is not obligated or committed to purchase, redeem or otherwise acquire any of its equity; (v) all presently exercisable voting rights in Automax America are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders; and (vi) other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Automax America's equity securities.

     2.1.11     Subsidiaries.  "Subsidiary"  or  "Subsidiaries"  means  all
                ------------
corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. Automax USA is a subsidiary of Kenwick, and Automax International, Automax Finance, and Automax America are subsidiaries of Automax USA. Other than as set forth above, there are no other subsidiaries of Automax.

     2.1.12     Execution of Agreement.  Except as set forth on SCHEDULE 2.1.12,
                ----------------------
the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either Kenwick or Automax are a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Kenwick or Automax; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Kenwick or Automax or any of their respective actions.

     2.1.13     Taxes.
                -----

     2.1.13.1 Except as set forth on SCHEDULE 2.1.13, or as shown on the Automax Financial Statements as of September 30, 2000 and for the nine months then ended, a copy of which is attached hereto as EXHIBIT C, all taxes, assessments, fees, penalties, interest and other governmental charges with respect to Automax which have become due and payable on the date hereof have been paid in full or adequately reserved against by Automax, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

          2.1.13.2 Except as set forth on SCHEDULE 2.1.13, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Automax, nor are there any actions, suits, proceedings, investigations or claims now pending against Automax, nor are there any actions, suits, proceedings, investigations or claims now pending against Automax in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Automax, and

     2.1.13.3 Except as set forth on SCHEDULE 2.1.13, the consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Automax.

     2.1.14     Disputes  and Litigation.  Except for those matters set forth on
                ------------------------
SCHEDULE 2.1.14 (a) there is no material suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting Automax or any of its properties, assets or business or to which Automax is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Automax or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Automax or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Automax or any such person's heirs, executors or administrators as against Automax.

     2.1.15     Compliance  with  laws.  Except as set forth in SCHEDULE 2.1.15,
                ----------------------
Automax has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Automax has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency, and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Automax for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Automax.

     2.1.16     Guaranties.  Except as set forth in SCHEDULE 2.1.16, Automax has
                -----------
not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of Automax.

     2.1.17     Financial  Statements.  Attached  hereto  as  EXHIBIT  C are the
                ---------------------
unaudited balance sheet of Automax as of September 30, 2000 (the "Automax Financial Statements Date"), and the related statements of income and cash flows for the nine months then ended. Such financial statements of Automax (collectively, the "Automax Financial Statements") have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby and, subject to year-end adjustments, present fairly the financial condition of Automax as of such dates and the results of operations of Automax for such periods, are correct and complete, and are consistent with the books and records of Automax (which books and records are or will be correct and complete). There are no liabilities of Automax as of the Closing Date except as expressed on the Automax Financial Statements.

     The Parties hereby acknowledge that there may be substantial year-end adjustments to the Automax Financial Statements and that, due to the lack of funding, revenues and earnings for the years 1999 and 2000 could be substantially impaired and may show a loss from operations.

     2.1.18     Assets  of  Company.  Except  as  set  forth on SCHEDULE 2.1.18,
                -------------------
Automax has acquired, or prior to the Closing Date will have acquired, all of the tangible and intangible property and assets necessary to conduct its business as now conducted and as proposed to be conducted (the "Automax
Assets"). Except as set forth on SCHEDULE 2.1.18, Automax owns all of its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Automax's ownership or use of such property or assets. With respect to the property and assets it leases, Automax is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

     2.1.19     Valid Issuance of Securities.  The Automax Shares that are being
                ----------------------------
sold to Xelex hereunder, when sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Additionally, the Automax Shares shall be free and clear of all liens, encumbrances or claims of any kind.

     2.1.20     Title  to  Automax  Assets  and  Related Matters.  Except as set
                -------------------------------------------------
forth in SCHEDULE 2.1.20, Automax has good and marketable title to, or valid leasehold interests in, all of the Automax Assets, free from any Encumbrances except those specified in SCHEDULE 2.1.18. The use of the Automax Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Real Property and tangible personal property of Automax are suitable for the purposes for which they are used, in good working condition and reasonable repair, free from any known defects, except such minor defects that would not in the aggregate exceed $10,000.

     2.1.21     Real  Property.  SCHEDULE  2.1.21 describes all real estate used
                --------------
in the operation of the Automax business as well as any other real estate that is in the possession of or leased by Automax and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). Automax is not currently in Default under any of the Real Estate Leases. Excepted as listed on SCHEDULE 2.1.21, Automax does not have an ownership interest in any Real Property.

     2.1.22     Certain  Personal  Property.  Except  as  set  forth on SCHEDULE
                ---------------------------
2.1.22, there are no items of tangible personal property that were not included in the Automax Financial Statements, including cash on hand. Since the Automax Financial Statements Date, Automax has not acquired or disposed of any items of tangible personal property that have, in each case, a carrying value in excess of $10,000. All of Automax's tangible personal property is in good operating condition, reasonable wear and tear excepted.

     2.1.23     Non-Real  Estate  Leases.  Automax  is  not currently in default
                ------------------------
under any Non-Real Estate Leases, and Automax is not aware of any default by any of the lessors there under. "Non-Real Estate Leases" refers to any and all leases that relate to an asset or property (other than Real Property) used in the operation of the Automax business or otherwise possessed by Automax, including but not limited to all trucks, automobiles, machinery, equipment, furniture and computers.

     2.1.24     Sales  Deposits.  Except  as set forth on SCHEDULE 2.1.24, there
                ---------------
are no events to be performed after the Closing Date for which sales deposits have been received.

     2.1.25     Inventory.  All  inventory  of  Automax  consists  of  items  of
                ---------
quality and quantity saleable in the ordinary course of business at regular sales prices of Automax in the ordinary course of its business.

     2.1.26     Outstanding Debt.  Other than as listed on the Automax Financial
                ----------------
Statements or SCHEDULE 2.1.26, Automax has no outstanding indebtedness or borrowed money and is not a guarantor or otherwise contingently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply finds or otherwise invest in any debtor or otherwise to insure any creditor against loss).

     2.1.27     Outstanding  Accounts  Receivable.  Automax  represents  and
                ---------------------------------
warrants to Xelex that as of September 30, 2000, Automax had $5,604,284 in outstanding Accounts Receivable. Automax represents and warrants to Xelex that, except as set forth on SCHEDULE 2.1.27, between September 30, 2000 and the Closing Date there have been no changes to the Accounts Receivable which, when taken together, result in a change of more than 15%.

     2.1.28     Intellectual  Property.  Except  for  those  items  listed  on
                ----------------------
SCHEDULE 2.1.28, Automax does not have any reason to believe that Automax does not have sufficient title and ownership of, or hold a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, domain names, URL's, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Automax bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Automax has not received any communications alleging that Automax has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. Automax is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of Automax or that would conflict with Automax's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Automax's business by the employees of Automax, nor the conduct of Automax's business will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated.

     2.1.29     Employment  Relationships.  Except for those employees listed on
                -------------------------
SCHEDULE 2.1.29, Automax is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Automax, nor does Automax have a present intention to terminate the employment of any of the foregoing. To the best of Automax's knowledge and belief, no employee or advisor of Automax is, or is now expected to be, in violation of any term of any employment contract or any other common law obligation to a former employer relating to the right of any such employee to be employed by Automax because of the nature of the business conducted or to be conducted by Automax or to the use of trade secrets or proprietary information of others, and the employment of Automax's employees does not subject Automax or Xelex to any liability. There is neither pending nor, to Automax's knowledge and belief, threatened, any actions, suits, proceedings, or claims, or to its knowledge any basis therefore or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. Automax does not have any collective bargaining agreement covering any of its employees.

     2.1.30     Incentive  Compensation  Arrangements.  Except  as  disclosed on
                -------------------------------------
SCHEDULE 2.1.30, there are no deferred compensation, incentive, bonus or other plans, programs or arrangements that provide incentive, bonus, or other similar emoluments in connection with the employment of Automax's employees.

     2.1.31     Absence  of Certain Changes. Since the Automax Balance Financial
                ---------------------------
Statment Date, Automax has conducted the Automax business in the ordinary course and there has not been:

(a) any material adverse change in the Automax business or its liabilities, except as set forth in Section 2.1.17;

(b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

(c) except as disclosed in SCHEDULE 2.1.31, any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

(d) any sale, assignment or transfer of the Automax Assets, or any additions to or transactions involving any Automax Assets, other than those made in the ordinary course of business;

(e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

(f)     any  payments  to  any  Affiliate  of  Automax,  except  as specified in
SCHEDULE  2.1.31.

     2.1.32     Previous  Sales;  Warranties.  To the best knowledge of Automax,
                ----------------------------
all goods sold or distributed and services performed by Automax were of merchantable and satisfactory quality, and Automax has not breached any express or implied warranties in connection with the sale or distribution of such goods and performances of such services.

     2.1.33     Events  Prior  to  Closing.  Except  as set forth in on SCHEDULE
                --------------------------
2.1.33, since September 30, 2000 there has not been any material adverse change in the business, condition (financial or otherwise), operations, results of operations or, to Automax's knowledge, future prospects of Automax. Automax has not taken any action since September 30, 2000 outside the ordinary course of business. Automax is not aware of any customer or group of customers, which together constitute more than ten percent (10%) of Automax's total net sales, that has cancelled, or contemplates canceling, any business with Automax.

     2.1.34     Finder's  Fees.  No  Person  retained  by  Automax is or will be
                --------------
entitled to any commission or finders or similar fee in connection with the transactions contemplated by this Agreement. The parties acknowledge and agree that International Investment Banking, Inc. will be issued an aggregate of Two Million Three Hundred Thousand (2,300,000) shares of common stock (after giving effect to the 1-for-100 reverse stock split described in Section 3.2 below), restricted in accordance with Rule 144, as a consulting fee in connection with the transactions contemplated by this Agreement.

     2.1.35     Disclosure.  Kenwick  and  Automax  warrants that to the best of
                ----------
its knowledge it has fully provided Xelex with all the information which Xelex has requested for deciding whether to acquire the Automax Shares. This Agreement, the Schedules and the Exhibits hereto as well as any other document, certificate, schedule, financial, business or other statement furnished to Xelex by or on behalf of Kenwick and Automax in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     2.1.36     Certain  Business Relationships.  Other than as disclosed herein
                -------------------------------
none of the directors or shareholders of Kenwick or Automax has been involved in any business arrangements or relationship with Automax, and except as set forth on SCHEDULE 2.1.36, none of the directors or shareholders owns any asset, tangible or intangible, which is used in the Business.

     2.1.37 Kenwick acknowledges that all of the Xelex Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), and will include the restrictive legend set forth in Section 3.2 hereof, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless Kenwick obtains written consent from Xelex and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

     2.2     Representations  and  Warranties  of  Xelex.  To induce Kenwick and
             -------------------------------------------
Automax to enter into this Agreement and to consummate the transactions contemplated hereby, Xelex represents and warrants, as of the date hereof and as of the Closing, as follows:

     2.2.1     Corporate  Existence  and  Authority  of  Xelex.  Xelex  is  a
               -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.2.2     Capitalization  of  Xelex.  The  authorized  equity securities of
               --------------------------
Xelex consists of 50,000,000 shares of common stock, par value $0.001, of which 43,921,449 shares are issued and outstanding as of the date hereof (before giving effect to the cancellation of an aggregate of 40,000,000 shares of Xelex common stock and the 1-for-100 reverse stock split discussed in Section 3.2 below, but before the issuance of 2,300,000 shares as a consulting fee as set forth in Section 6.8 below). Of said 43,921,449 shares, 40,000,000 are restricted shares pursuant to Rule 144 and are held by Issie Rosler, Casey Van Velzen, and Ron Ginzburg (collectively the "Officers") and 3,921,449 shares are free trading shares held by non-affiliated shareholders. The Officers' shares will be cancelled in accordance with Section 3.2 below. No other shares of capital stock of Xelex are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in Xelex are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Xelex' equity securities.

     2.2.3     Subsidiaries.    Xelex currently has one wholly-owned subsidiary,
               -------------
namely  1250332  Ontario  Corporation,  an  Ontario  corporation.

     2.2.3.1     Corporate  Existence  and  Authority  of  1250332  Ontario
                 ----------------------------------------------------------
Corporation.  1250332  Ontario  Corporation  is  a  corporation  duly organized,
          -
validly existing and in good standing under the laws of Ontario, Canada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.2.3.2     Capitalization  of 1250332 Ontario Corporation.  The authorized
                 ----------------------------------------------
equity securities of 1250332 Ontario Corporation consists of an unlimited number of shares of common stock, of which 6 shares are issued and outstanding as set forth on EXHIBIT D attached hereto. Except as set forth on SCHEDULE 2.2.3, (i) no other shares of capital stock of 1250332 Ontario Corporation are issued and outstanding; (ii) all of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable; (iii) there are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by 1250332 Ontario Corporation which provide for the purchase, issuance or transfer of any shares of the capital stock of 1250332 Ontario Corporation nor are there any outstanding securities granted or issued by 1250332 Ontario Corporation that are convertible into any shares of the equity securities of 1250332 Ontario Corporation, and none is authorized; (iv) 1250332 Ontario Corporation is not obligated or committed to purchase, redeem or otherwise acquire any of its equity; (v) all presently exercisable voting rights in 1250332 Ontario Corporation are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders; and (vi) other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of 1250332 Ontario Corporation's equity securities.

2.2.3.3  Adoption  of  Representations.  All  of the representations of Xelex as
         -----------------------------
to itself, as set forth in paragraph 2.2 hereof, are remade as to Ontario. In addition, Xelex represents that there are no liabilities of the Ontario of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result any liability to Xelex or Kenwick as a result of this transaction

     2.2.4     Execution  of  Agreement.  The  execution  and  delivery  of this
               -------------------------
Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which Xelex is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Xelex; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Xelex or any of its actions.

     2.2.5     Taxes.
               -----

     2.2.5.1 Except as set forth on SCHEDULE 2.2.5, all taxes, assessments, fees, penalties, interest and other governmental charges with respect to Xelex which have become due and payable on the date hereof have been paid in full or adequately reserved against by Xelex, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

          2.2.5.2 Except as set forth on SCHEDULE 2.2.5 there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Xelex, nor are there any actions, suits, proceedings, investigations or claims now pending against Xelex, nor are there any actions, suits, proceedings, investigations or claims now pending against Xelex in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Xelex, and

     2.2.5.3 Except as set forth on SCHEDULE 2.2.5, the consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Xelex.

     2.2.6     Disputes  and  Litigation.  Except for those matters set forth on
               -------------------------
SCHEDULE 2.2.6, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting Xelex or any of its properties, assets or business or to which Xelex is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Xelex or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Xelex or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Xelex or any such person's heirs, executors or administrators as against Xelex.

     2.2.7     Compliance  with  laws.  Except  as  set forth in SCHEDULE 2.2.7,
               ----------------------
Xelex has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Xelex has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Xelex for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Xelex.

     2.2.8     Guaranties.  Except as set forth in SCHEDULE 2.2.8, Xelex has not
               -----------
guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of Xelex.

     2.2.9     Financial Statements.  On or before the Closing Date, Xelex shall
               --------------------
have delivered to Kenwick the unaudited balance sheet of Xelex and Ontario as of December 31, 2000 (the "Xelex Financial Statements Date"), and the related statements of income and cash flows for the year then ended. Such financial statements of Xelex and Ontario (collectively, the "Xelex Financial Statements") have been or will be prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, have or will present fairly the financial condition of Xelex and Ontario as of such dates and the results of operations of Xelex and Ontario for such periods, are or will be correct and complete, and are or will be consistent with the books and records of Xelex and Ontario(which books and records are or will be correct and complete). There are no liabilities except as expressed on the Xelex Financial Statements as of the Closing Date, a true and correct copy of which are attached to this Agreement as EXHIBIT E and Xelex represents that during the period from the date of the Xelex Financial Statements to the date hereof, and to the date of Closing, Xelex and Ontario have not and will not engage in any activity other than the minimum required to maintain their corporate status.

     2.2.10     Assets  of  Company.    Xelex  has  acquired,  or  prior  to the
                -------------------
Closing Date will have acquired, all of the tangible and intangible property and assets necessary to conduct its business as now conducted and as proposed to be conducted (the "Xelex Assets"). Xelex owns all of its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Xelex's ownership or use of such property or assets. With respect to the property and assets it leases, Xelex is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

     2.2.11     Valid  Issuance  of Securities.  The Xelex Shares that are being
                ------------------------------
sold to Automax hereunder, when sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Additionally, the Xelex Shares shall be free and clear of all liens, encumbrances or claims of any kind.

     2.2.12     Title  to Xelex Assets and Related Matters.  Except as set forth
                -------------------------------------------
in SCHEDULE 2.2.12, Xelex has good and marketable title to, or valid leasehold interests in, all of the Xelex Assets, free from any Encumbrances. The use of the Xelex Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Real Property and tangible personal property of Xelex are suitable for the purposes for which they are used, in good working condition and reasonable repair, free from any known defects, except such minor defects that would not in the aggregate exceed $10,000.

     2.2.13     Real  Property.  SCHEDULE  2.2.13 describes all real estate used
                --------------
in the operation of the Xelex business as well as any other real estate that is in the possession of or leased by Xelex and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). Xelex is not currently in Default under any of the Real Estate Leases. Excepted as listed on SCHEDULE 2.2.13, Xelex does not have an ownership interest in any Real Property.

     2.2.14     Certain  Personal  Property.  Except  as  set  forth on SCHEDULE
                ---------------------------
2.2.14, there are no items of tangible personal property that were not included in the Xelex Financial Statements, including cash on hand. Since the Xelex Financial Statements Date, Xelex has not acquired or disposed of any items of tangible personal property that have, in each case, a carrying value in excess of $10,000. All of Xelex's tangible personal property is in good operating condition, reasonable wear and tear excepted.

     2.2.15     Non-Real Estate Leases.  Xelex is not currently in default under
                ----------------------
any Non-Real Estate Leases, and Xelex is not aware of any default by any of the lessors there under. "Non-Real Estate Leases" refers to any and all leases that relate to an asset or property (other than Real Property) used in the operation of the Xelex business or otherwise possessed by Xelex, including but not limited to all trucks, automobiles, machinery, equipment, furniture and computers.

     2.2.16     Sales  Deposits.  Except  as set forth in SCHEDULE 2.2.16, there
                ---------------
are no events to be performed after the Closing Date for which sales deposits have been received as of the date hereof.

     2.2.17     Inventory.  All  inventory of Xelex consists of items of quality
                ---------
and quantity saleable in the ordinary course of business at regular sales prices of Xelex in the ordinary course of its business.

     2.2.18     Outstanding  Debt.  Xelex  has  no  outstanding  indebtedness or
                -----------------
borrowed money and is not a guarantor or otherwise contingently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply finds or otherwise invest in any debtor or otherwise to insure any creditor against loss), except as set forth in the Xelex Financial Statements.

     2.2.19     Outstanding  Accounts  Receivable.  A  true and correct itemized
                ---------------------------------
list  of  Xelex's outstanding accounts receivable is attached hereto as SCHEDULE
2.2.19 (the "Accounts Receivable"). Xelex represents and warrants to Automax that as of December 31, 2000, Xelex had no outstanding Accounts Receivable.

     2.2.20     Intellectual  Property.  Except  for  those  items  listed  on
                ----------------------
SCHEDULE 2.2.20, Xelex does not have any reason to believe that Xelex does not have sufficient title and ownership of, or hold a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, domain names, URL's, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Xelex bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Xelex has not received any communications alleging that Xelex has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. Xelex is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of Xelex or that would conflict with Xelex's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Xelex's business by the employees of Xelex, nor the conduct of Xelex's business will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated.

     2.2.21     Employment  Relationships.  Except for those employees listed on
                -------------------------
SCHEDULE 2.2.21, Xelex is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Xelex, nor does Xelex have a present intention to terminate the employment of any of the foregoing. To the best of Xelex's knowledge and belief, no employee or advisor of Xelex is, or is now expected to be, in violation of any term of any employment contract or any other common law obligation to a former employer relating to the right of any such employee to be employed by Xelex because of the nature of the business conducted or to be conducted by Xelex or to the use of trade secrets or proprietary information of others, and the employment of Xelex's employees does not subject Xelex or Automax to any liability. There is neither pending nor, to Xelex's knowledge and belief, threatened, any actions, suits, proceedings, or claims, or to its knowledge any basis therefore or threat thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. Xelex does not have any collective bargaining agreement covering any of its employees.

     2.2.22     Incentive  Compensation  Arrangements.  Except  as  disclosed on
                -------------------------------------
SCHEDULE 2.2.22, there are no deferred compensation, incentive, bonus or other plans, programs or arrangements that provide incentive, bonus, or other similar emoluments in connection with the employment of Xelex's employees.

     2.2.23     Absence of Certain Changes.  Since the Xelex Financial Statement
                --------------------------
Date, Xelex has conducted the Xelex business in the ordinary course and there has not been:

     (a) any material adverse change in the Xelex business or its liabilities;

(b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

(c) except as disclosed in SCHEDULE 2.2.23, any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

(d) any sale, assignment or transfer of the Xelex Assets, or any additions to or transactions involving any Xelex Assets, other than those made in the ordinary course of business;

(e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

(f) any payments to any Affiliate of Xelex, except as specified in SCHEDULE 2.2.23.

     2.2.24     Previous Sales; Warranties.  To the best knowledge of Xelex, all
                --------------------------
goods sold or distributed and services performed by Xelex were of merchantable and satisfactory quality, and Xelex has not breached any express or implied warranties in connection with the sale or distribution of such goods and performances of such services.

     2.2.25     Events  Prior  to  Closing.  Except  as set forth in on SCHEDULE
                --------------------------
2.2.25, since December 31, 2000 there has not been any material adverse change in the business, condition (financial or otherwise), operations, results of operations or, to Xelex's knowledge, future prospects of Xelex. Xelex has not taken any action since December 31, 2000 outside the ordinary course of business. Xelex is not aware of any customer or group of customers, which together constitute more than ten percent (10%) of Xelex's total net sales, that has cancelled, or contemplates canceling, any business with Xelex.

     2.2.26     Disclosure.  Xelex warrants that to the best of its knowledge it
                ----------
has fully provided Kenwick and Automax with all the information, which Automax has requested for deciding whether to acquire the Xelex Shares. This Agreement, the Schedules and the Exhibits hereto as well as any other document, certificate, schedule, financial, business or other statement furnished to Xelex by or on behalf of Xelex in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     2.2.27     Certain  Business Relationships.  Other than as disclosed herein
                -------------------------------
none of the directors or shareholders of Xelex has been involved in any business arrangements or relationship with Xelex, and none of the directors or shareholders owns any asset, tangible or intangible, which is used in the Business, save for those matters listed on SCHEDULE 2.2.27.

     2.2.28     No  Governmental Action Required.  The execution and delivery by
                --------------------------------
Xelex of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to the Securities and Exchange Commission
("Commission")  and  the  National  Association  of Securities Dealers ("NASD"),
                                                                         ----
except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the date of Closing.

     2.2.29     No  Joint  Venture.   Xelex  does  not have a direct or indirect
                ------------------
investment in any entity (other than Ontario); nor is Xelex a party to any partnership, management, shareholders' or joint venture or similar agreement which would affect Xelex's performance of this Agreement or Xelex's representations and warranties in this Agreement.

     2.2.30     Not  an  "Investment  Company".  Xelex  is  not  an  "investment
                -----------------------------
company"  within  the meaning of the Investment Company Act of 1940, as amended.

     2.2.31  No  Liabilities.  There  are  no  liabilities  of Xelex of any kind
             ---------------
whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which could be charged as a liability to Kenwick or Automax, and to the best knowledge of Xelex there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

     2.2.32     Not  a "Blind Pool."  Xelex was not, has not been, and is not, a
                -------------------
A blind pool" as that term is generally interpreted, or a "blank check company" as that term is defined in Rule 419 of the Securities and Exchange Act of 1933.

     2.2.33  Not  a  "Control  Share Acquisition."  The acquisition of the Xelex
             -----------------------------------
Shares by Kenwick is not and will not be a "control share acquisition" as defined in Section 607.0902, Title XXXVI of the Florida Business Corporations Act ("FBCA"), and none of the provisions of Chapter 607 of the Act apply to the transactions contemplated herein.

     2.2.34  No  Shareholder  Approval  Required.  The  acquisition of the Xelex
             -----------------------------------
Shares by Kenwick does not require the approval of the shareholders Xelex under the FBCA, Xelex's articles of incorporation or bylaws, or any other requirement of law; if shareholder approval is required Xelex has or will, prior to the Closing, obtain such approval in accordance with the requirements of the Xelex's articles of incorporation and by-laws and the FBCA.

     2.2.35  No  Dissenters'  Rights.  The  acquisition  of  the Xelex Shares by
             -----------------------
Kenwick will not will not give rise to any dissenting shareholders' rights under Sections 607.0902 or 607.1302 of the FBCA, Xelex's articles of incorporation or bylaws, or otherwise.

     2.2.36  Pink  Sheet  Listing.  Xelex is currently listed on the Pink Sheets
             --------------------
with the following trading symbol: "XEXT." Xelex is not in default with respect to any listing requirements of the Pink Sheets.

          ARTICLE  3
     CLOSING  AND  DELIVERY  OF  DOCUMENTS

     3.1     Closing.  The  Closing  shall  be deemed to have occurred as of the
             --------
date that each of the Parties hereto have executed this Agreement. Subsequent to the Closing the following shall occur as a single integrated transaction:

     3.2     Delivery  by  Xelex:
             --------------------

     (a) Xelex shall deliver to Kenwick the Xelex Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide as follows:

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT
(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

     (b) Xelex shall deliver to Kenwick written confirmation of the approval of the herein described transactions by Xelex's Board of Directors as set forth in Section 4.1 hereof, as well as the election and appointment of the officers and directors as set forth in Section 1.2 hereof.

     (c) The Officers (as defined in Section 2.2.2) shall deliver to Kenwick an aggregate of 40,000,000 shares of Xelex common stock, along with a Medallion Guaranteed Stock Power sufficient for cancellation of the shares.

     (d) Xelex shall deliver to Kenwick an amendment to the Articles of Incorporation of Xelex effectuating a 1-for-100 reverse stock split of the 3,921,449 shares of Xelex common stock issued and outstanding as of the Closing Date (after giving effect to the cancellation of 40,000,000 shares as set forth in 3.2(c) above, and further changing the name of Xelex to Automax Group, Inc. The Amendment shall immediately be forwarded to the Florida Secretary of State for filing.

3.3     Delivery  by  Kenwick:
        ----------------------

     (a) Kenwick shall deliver to Xelex all of the Automax Shares and all instruments of conveyance and transfer required to vest in Xelex ownership of the Automax Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

     (b) Kenwick shall deliver to Xelex written confirmation of the approval of the herein described transactions by Kenwick's Board of Directors as set forth in Section 4.1 hereof.

     ARTICLE  4
     CONDITIONS,  TERMINATION,  AMENDMENT  AND  WAIVER

     4.1     Conditions  Precedent.  This  Agreement,  and  the  transactions
             ---------------------
contemplated hereby, shall be subject to the approval of the Board of Directors of Xelex and Kenwick, which shall be delivered at the Closing.

     4.2     Termination.  Notwithstanding anything to the contrary contained in
             ------------
this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned only by the mutual consent of all of the parties.

     4.3     Waiver  and  Amendment.  Any  term,  provision,  covenant,
             -----------------------
representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

     ARTICLE  5
     COVENANTS

     5.1 To induce Xelex to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Kenwick and Automax covenant and agree as follows:

     5.1.1     Notices  and  Approvals.  Kenwick  and Automax agree: (a) to give
               -----------------------
all notices to third parties which may be necessary or deemed desirable by Xelex in connection with the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by Xelex in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by Xelex in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.1.2     Information for Xelex's Statements and Applications.  Kenwick and
               ---------------------------------------------------
Automax and their employees, accountants and attorneys shall cooperate fully with Xelex in the preparation of any statements or applications made by Xelex to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Xelex with all information concerning Kenwick and Automax necessary or deemed desirable by Xelex for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     5.1.3     Access  to  Information.  Xelex,  together  with  its appropriate
               -----------------------
attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Kenwick and Automax and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

     5.2 To induce Kenwick and Automax to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Xelex covenants and agrees as follows:

     5.2.1  Access  to  Information.  Kenwick  and  Automax, together with their
            -----------------------
appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Xelex and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

     ARTICLE  6
     MISCELLANEOUS

     6.1     Expenses.  Except  as  otherwise  specifically provided for herein,
             ---------
whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the parties hereto shall be paid prior to Closing.

     6.2     Notices.  Any  notice,  request,  instruction  or  other  document
             --------
required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     To  Xelex  or  Ontario:

     Xelex  Corp.
     c/o  Maureen  Espin  Accounting  Services
     44  Addington  Cresc.
     Bramalea  Ont.  L6T  2R3

     with  a  copy  to:
     ------------------
     Cutler  Law  Group
     610  Newport  Center  Drive,  Suite  800
     Newport  Beach,  CA  92660
     Attn:  Brian  A.  Lebrecht,  Esq.
     Facsimile  (949)  719-1988

     To  Kenwick  or  Automax:

     Kenwick  Industries,  Inc.
     660  Linton  Boulevard,  Suite  202
     Delray  Beach,  Florida  33445
     Attn:  Kenneth  S.  Wulwick,  President
     Facsimile  (561)  278-2990

     with  a  copy  to:
     ------------------
     Novack  Burnbaum  Crystal  LLP
     300  East  42nd  Street,  10th  Floor
     New  York,  NY  10017
     Attn:  Edward  H.  Burnbaum,  Esq.
     Facsimile  (212)  986-2907

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by hand delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

6.3     Entire  Agreement.  This  Agreement,  together  with  the  schedules and
        ------------------
exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     6.4     Survival  of  Representations.  All  statements  of fact (including
             ------------------------------
financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     6.5     Incorporated  by  Reference.  All  documents  (including,  without
             ----------------------------
limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     6.6     Remedies  Cumulative.  No remedy herein conferred upon and Party is
             ---------------------
intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.7     Execution  of  Additional Documents.  Each party hereto shall make,
             ------------------------------------
execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     6.8     Finders'  and  Related  Fees.  Each  of  the  parties  hereto  is
             -----------------------------
responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby. The parties acknowledge and agree that International
Investment Banking, Inc. will be issued an aggregate of Two Million Three Hundred Thousand (2,300,000) shares of common stock (after giving effect to the 1-for-100 reverse stock split described in Section 3.2 above), restricted in accordance with Rule 144, as a consulting fee in connection with the transactions contemplated by this Agreement.

     6.9     Governing  Law.  This Agreement has been negotiated and executed in
             ---------------
the State of Florida and shall be construed and enforced in accordance with the laws of such state.

     6.10     Forum.  Each  of the parties hereto agrees that any action or suit
              -----
which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Palm Beach County, Florida.

     6.11     Attorneys'  Fees.  Except  as  otherwise  provided  herein,  if  a
              ----------------
dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     6.12     Binding  Effect and Assignment.  This Agreement shall inure to the
              -------------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     6.13     Counterparts.  This  Agreement  may  be  executed in counterparts,
              -------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


"XELEX"                                    "KENWICK"

Xelex  Corp.                                Kenwick  Industries,  Inc.

/s/  Casey Van Velzen                        /s/  Kenneth S. Wulwick
_____________________________               _____________________________
By:   Casey Van Velzen                      By:     Kenneth  S.  Wulwick
Its:  Secretary                             Its:     President



"AUTOMAX"

Automax  USA,  Inc.                          Automax  International,  Inc.

/s/  Kenneth S. Wulwick                      /s/  Kenneth S. Wulwick
_____________________________                _____________________________
By:   _______________________               By:     _______________________
Its:  _______________________               Its:     _______________________



Automax  USA  Finance,  Inc.                  Automax  of  America,  Inc.

/s/  Kenneth S. Wulwick                       /s/  Kenneth S. Wulwick
_____________________________                _____________________________
By:   _______________________                By:     _______________________
Its:  _______________________                Its:     _______________________

     EXHIBIT  A
     AUTOMAX  SHAREHOLDERS



                         AUTOMAX USA, INC. SHAREHOLDERS

                                                            NO. OF XELEX SHARES
           NAME                   NO. OF AUTOMAX SHARES     TO BE RECEIVED
                                  ---------------------     --------------

           Kenwick Industries, Inc.         1,000               14,000,000
           ------------------------         -----               ----------

                           Totals           1,000               14,000,000




                    AUTOMAX INTERNATIONAL, INC. SHAREHOLDERS
                    ----------------------------------------

                           NAME                  NO. OF SHARES
                                                 -------------

                           Automax USA, Inc.     1,000
                           -----------------     -----

                                   Totals        1,000
                              -----------        -----




                     AUTOMAX USA FINANCE, INC. SHAREHOLDERS
                     --------------------------------------

                         NAME               NO. OF SHARES
                                            -------------

                         Automax USA, Inc.     1,000
                         -----------------     -----

                                   Totals      1,000
                              -----------      -----





                      AUTOMAX OF AMERICA, INC. SHAREHOLDERS
                      -------------------------------------

                       NAME                   NO. OF SHARES
                                             -------------

                       Automax of America, Inc.     1,000
                       ------------------------     -----

                                   Totals           1,000
                              -----------           -----

     EXHIBIT  B
     DIRECTORS  AND  OFFICERS  OF
     XELEX  AND  ONTARIO




                       XELEX CORP. DIRECTORS AND OFFICERS
                       ----------------------------------

NAME                     POSITION
                         --------

Kenneth  S.  Wulwick     Chairman  of the Board, Director, President, Secretary,
--------------------     -------------------------------------------------------
                          and  Treasurer
                          --------------






                         ONTARIO DIRECTORS AND OFFICERS

NAME                     POSITION
                         --------

Kenneth  S.  Wulwick     Chairman  of the Board, Director, President, Secretary,
--------------------     -------------------------------------------------------
                         and  Treasurer
                         --------------

     EXHIBIT  C
     AUTOMAX  FINANCIAL  STATEMENTS
     AS  OF  SEPTEMBER  30,  2000

     EXHIBIT  D
     ONTARIO  SHAREHOLDERS





                    1250332 ONTARIO CORPORATION SHAREHOLDERS

                            NAME         NO. OF SHARES
                                         -------------

                            Xelex Corp.     6
                            -----------     -

                                 Totals     6
                            -----------     -

     EXHIBIT  E
     XELEX  FINANCIAL  STATEMENTS
     AS  OF  DECEMBER  31,  2000

                                 SCHEDULE 2.1.4

                                      None.

                                 SCHEDULE 2.1.6

     None.

     SCHEDULE  2.1.8

     None.

     SCHEDULE  2.1.10

     None.

     SCHEDULE  2.1.12

     None.

     SCHEDULE  2.1.13

     There is a pending investigation as to Automax by the State of Florida with respect to unpaid sales taxes.

     SCHEDULE  2.1.14

     None.

     SCHEDULE  2.1.15

     Automax  has  not  filed  its  1999  Federal  or  State  tax  returns.

     SCHEDULE  2.1.16

     None.



     SCHEDULE  2.1.18

     Andrea Parkoff has recorded a UCC-1 Financing Statement in connection with a loan made by her to Automax and Kenwick.

     SCHEDULE  2.1.20

     None.

     SCHEDULE  2.1.21

     None.

     SCHEDULE  2.1.22

     None.

     SCHEDULE  2.1.24

     None.

     SCHEDULE  2.1.26

     None.

     SCHEDULE  2.1.27

     None.

     SCHEDULE  2.1.28

     None.

     SCHEDULE  2.1.29

     None.



     SCHEDULE  2.1.30

     None.

     SCHEDULE  2.1.31

     None.

     SCHEDULE  2.1.33

     The Parties hereby acknowledge that there may be substantial year-end adjustments to the Automax Financial Statements and that, due to the lack of funding, revenues and earnings for the years 1999 and 2000 could be substantially impaired and may show a loss from operations.

     SCHEDULE  2.1.36

     None.

     SCHEDULE  2.2.3

     None.

     SCHEDULE  2.2.5

     Xelex has filed all required tax returns for 1999, but has not filed tax returns for 1997 or 1998.

     SCHEDULE  2.2.6

     None.

     SCHEDULE  2.2.7

     Xelex has filed all required tax returns for 1999, but has not filed tax returns for 1997 or 1998.



     SCHEDULE  2.2.8

     None.


     SCHEDULE  2.2.12

     None.

     SCHEDULE  2.2.13

     None.

     SCHEDULE  2.2.14

     None.

     SCHEDULE  2.2.16

     None.

     SCHEDULE  2.2.19

     None.

     SCHEDULE  2.2.20

     None.

     SCHEDULE  2.2.21

     None.

     SCHEDULE  2.2.22

     None.



     SCHEDULE  2.2.23

     None.

     SCHEDULE  2.2.25

     None.

     SCHEDULE  2.2.27

     None.